Free Writing Prospectus

VanEck Merk Gold Trust

2024-05-14 OUNZ Video Transcript 1

0001546652

Pursuant to 433/164

333-238022

Axel Merk:

Remember that gold doesn’t change, gold just is.

Speaker 2:

The VanEck Merk Gold Trust, ticker OUNZ, offers deliverability, convertibility and tax efficiency. The VanEck Merk Gold Trust, gold ETF that delivers.

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The issuer has filed a registration statement with the SEC for offering to which this communication relates. Before you invest, you should read the prospectus and other documents.